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Exhibit 10.2

FIFTH AMENDMENT
to
AMENDED AND RESTATED PROGRAM AGREEMENTS

BANK OF AMERICA, N.A.
(Bank of America School Channel Loan Programs)

        This Amendment is entered into as of the 7th day of February, 2008, by and among BANK OF AMERICA, N.A., a national banking association having its principal office located in the State of North Carolina (the "Lender"), and THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation having a principal place of business at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157 ("FMC"), with regard to the Amended and Restated Umbrella Agreement between Lender and FMC dated June 30, 2006 (the "Umbrella Agreement"), and the Amended and Restated Note Purchase Agreement between Lender and FMC dated June 30, 2006 (the "Note Purchase Agreement") (collectively, for purposes of this Amendment, the "Amended and Restated Program Agreements"). Capitalized terms used herein without definition have the meaning set forth in the Umbrella Agreement, as applicable.

        WHEREAS, the parties entered that certain First Amendment to Program Agreements dated January 2, 2007 (the "First Amendment"), adopting program terms for the 2007-08 program year for (a) the prepGATE Loan Program and (b) the Bank of America TERI Loan Programs other than (i) the Bank of America TERI ISLP Loan Programs and (ii) the CVS Loan Program; and

        WHEREAS, the parties entered that certain Third Amendment to Program Agreements dated May 22, 2007, adopting program terms for the 2007-2008 program year for the Bank of America TERI ISLP Loan Programs; and

        WHEREAS, the parties entered that certain Fourth Amendment to Program Agreements dated on or about the date hereof, adopting new program terms to allow FMC and Lender to establish and implement a non-federally guaranteed student loan program which is marketed by the University of Phoenix (the "Bank of America University of Phoenix Loan Program"); and

        WHEREAS, the parties desire to adopt revised program terms for the Bank of America School Channel Loan Program as detailed herein.

        NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.
Note Purchase Agreement.

(i)
Definitions.    The parties wish to amend and restate the definition of "Seasoned Loan", as that definition was erroneously adopted in the Note Purchase Agreement, by deleting it in its entirety and inserting the following definition in place thereof and in substitution therefore, effective as of June 30, 2006:

  "Seasoned Loan" means a Bank of America Conforming Loan made by Program Lender that becomes "seasoned" in accordance with the following criteria:

  (a)
  Subject to subsection (c) below, each prepGATE loan (as defined in the Program Guidelines) shall be deemed to be a "Seasoned Loan" immediately upon the final disbursement of principal in respect of the credit agreement evidencing the same.

  (b)
  Subject to subsection (c) below, the following Bank of America Conforming Loans (as each of the same is defined in the Program Guidelines) set forth in items (i) through (x) below shall each be deemed to be a "Seasoned Loan", subject to the satisfaction of both (A) the final disbursement of principal in respect of the credit agreement evidencing the same shall have been made (the "Final Disbursement") and (B) the date of the Securitization Transaction in which such Loan is purchased takes place on or after the September 1st next following the date of such Loan's Final Disbursement (each, a "Securitization Transaction").

    (i)
    Bank of America Private Undergraduate Education Loans;

    (ii)
    Bank of America Private Graduate Professional Education Loans;

    (iii)
    Bank of America ISLP Undergraduate Loans;

    (iv)
    Bank of America ISLP Graduate Loans;

    (v)
    Bank of America ISLP Medical Loans;

    (vi)
    Bank of America TERI Alternative Undergraduate Loans;

    (vii)
    Bank of America TERI Alternative Graduate Loans;

    (viii)
    Bank of America TERI Alternative Continuing Education Loans;

    (ix)
    Bank of America TERI Alternative Health Professions Loans; and

    (x)
    Bank of America University of Phoenix Loans.

  (c)
  Notwithstanding the criteria set forth in subsections (a) and (b) above, each Bank of America Conforming Loan shall be deemed to be a "Seasoned Loan" immediately upon the occurrence of either of the following events:

  (i)
  Such Bank of America Conforming Loan enters the repayment period as a result of the applicable borrower's failure to continue to be enrolled (A) at the Participating Institution or (B) in the case of a loan to a borrower enrolled in a medical or dental degree program, in an approved residency period, in each case as and to the extent required by the Program Guidelines; or

  (ii)
  A "Guaranty Event" (as defined in the Guaranty Agreement) occurs with respect to such Bank of America Conforming Loan.

(ii)
Representations and Warranties of FMC.    The parties hereby supplement Section 5.01 of the Note Purchase agreement by inserting the following subsection (d) at the end thereof:

(d)
Borrower Benefits.    The borrower benefits upon repayment for Seasoned Loans, on terms no less favorable for the borrower than those set forth in the Program Guidelines in effect at the time the Loan was originated, will continue to inure to the benefit of borrowers after the securitization of such Seasoned Loans hereunder.

2.
Umbrella Agreement.    The parties hereby amend and restate the final paragraph of Section 24 (Termination for Cause; Suspension) of the Umbrella Agreement by deleting it in its entirety and inserting the following in place thereof and in substitution therefore:

  Either party to this Agreement may suspend the processing of new applications for Bank of America School Channel Loans in the event of the downgrading of TERI's creditworthiness below "A" by Fitch Investors Service or below "Baa3" by Moody's Investors Service, Inc., or in the event a default by TERI for failure to pay a guaranty claim is declared under any TERI guaranty agreement with any lender. Such suspension shall continue, at the discretion of the party declaring the same, until the condition creating the right to suspend is cured.

3.
Transition.    Except as stated above in Section 1(a), this Amendment shall be effective for each Bank of America School Channel Loan Program loan for which applications are received on or after February 7, 2008, or a different date to which the parties agree in writing.

4.
Full Force and Effect.    As amended herein, the Amended and Restated Program Agreements remain in full force and effect.

5.
Counterparts.    This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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        IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this Amendment as of the date first written above.

BANK OF AMERICA, N.A.
By:	/s/ ANDREW J. IRWIN Andrew J. Irwin Senior Vice President
THE FIRST MARBLEHEAD CORPORATION
By:	/s/ SANDRA M. STARK Sandra M. Stark Executive Vice President

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  Exhibit 10.2